SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 21, 2003

Everest Re Group, Ltd.

(Exact Name of Registrant as Specified in Charter)

Bermuda	1-15731	Not Applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o ABG Financial & Management Services, Inc. Parker House, Wildey Road St. Michael, Barbados	Not Applicable
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 246-228-7398

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 5. DISCLOSURE OF RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On April 21, 2003, the registrant issued a news release announcing its first quarter 2003 results. A copy of that news release and some supplemental financial information is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

The news release filed herewith contains information regarding the registrant’s operating income. Operating income differs from net income, the most directly comparable generally accepted accounting principle financial measure, only by the exclusion of realized gains and losses on investments. Management believes that presentation of operating income provides useful information to investors because it more accurately measures and predicts the registrant’s results of operations by removing the variability arising from the management of the registrant’s investment portfolio. In addition, management, analysts and investors use operating income to evaluate the financial performance of the registrant and the insurance industry in general.

Item 7. FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

Exhibit No.	Description

99.1	News Release of the registrant, dated April 21, 2003, and some supplemental financial information

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EVEREST RE GROUP, LTD.

By:	/s/ STEPHEN L. LIMAURO
Stephen L. Limauro Executive Vice President and Chief Financial Officer

Dated: April 23, 2003

EXHIBIT INDEX

Exhibit Number	Description of Document

99.1	Press Release of the registrant, dated April 21, 2003, and some supplemental financial information